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To:      The Board of Directors
         All-Tech Investment Group, Inc.


         I hereby consent to serve as a director of All-Tech Investment Group, Inc. (the "Company") after the effective date of the Company's Registration Statement on form S-1 and the use of my name in such registration Statement.

Dated: May 21, 1998

                                                        /s/ Josef A. Ross
                                                        ------------------------
                                                        Josef A. Ross